Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
PRELIMINARY FIRST QUARTER 2007 RESULTS
Net Sales — $1.12 billion; Diluted EPS — $0.35
TEMPE, Ariz. — May 2, 2007 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported preliminary results of operations for the three months ended March 31, 2007. All results reported today are presented without taking into account any adjustments that will be required in connection with the ongoing stock option review and related Securities and Exchange Commission (“SEC”) informal inquiry and should be considered preliminary until the Company files with the SEC its Form 10-Q for the third quarter ended September 30, 2006, its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007. Additionally, due to the likely restatement of the Company’s retained earnings balance, only the Statements of Earnings and selected cash flow and debt information are included in this press release.
First Quarter Highlights
•	Net sales increased 53% to $1.12 billion.
•	Gross profit grew 58% to $153.2 million.
•	Net earnings increased 21% to $17.3 million.
•	Diluted EPS grew 21% to $0.35
•	Q1 2007 results include expenses of $5.7 million, $3.5 million net of tax, for legal and other professional fees associated with the stock option review.
•	Q1 2007 results include the gain on the sale of PC Wholesale of $7.9 million, $4.8 million net of tax, recorded in discontinued operations.
•	North America net sales increased 27% and gross profit increased 41%, while earnings from operations increased 4%.
•	EMEA net sales increased 173% and gross profit increased 119%, while earnings from operations increased 82%.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 2	May 2, 2007

Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended March 31,
	2007	2006	% change
Insight Enterprises, Inc.
Net sales	$1,123,975	$732,824	53%
Gross profit	$153,175	$97,106	58%
Net earnings	$17,268	$14,214	21%
Diluted earnings per share	$0.35	$0.29	21%

North America
Net sales	$777,201	$612,879	27%
Gross profit	$111,916	$79,508	41%
Earnings from operations	$17,146	$16,453	4%

EMEA
Net sales	$327,376	$119,945	173%
Gross profit	$38,471	$17,598	119%
Earnings from operations	$6,460	$3,548	82%

APAC
Net sales	$19,398	—	—
Gross profit	$2,788	—	—
Loss from operations	$(189)	—	—
This Financial Summary Table does not include the effect of any adjustments that will be required as a result of the stock option review or any related inquiries or proceedings.
Effective Tax Rate
Our effective tax rate from continuing operations for the three months ended March 31, 2007 was 39.1% compared to 35.6% for the three months ended March 31, 2006. The increase in the effective tax rate from continuing operations was due primarily to a decrease in tax reserves in the first quarter of 2006 due to the settlement of an audit, as well as an increase in non-deductible expenses related to executive compensation and an increase in tax reserves in the first quarter of 2007.
Discontinued Operation
On March 1, 2007, we completed the sale of PC Wholesale, a division of our North America operating segment, and recorded a gain of $7.9 million, $4.8 million net of taxes. The sale of the division generated net cash proceeds of $9.3 million, plus approximately $20.0 million from net assets sold to the same buyer, which is subject to certain post-closing adjustments. The gain on sale and the operations of PC Wholesale are included in the consolidated statements of earnings as a discontinued operation for all periods presented.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 3	May 2, 2007
SELECT CASH FLOW AND DEBT INFORMATION
The following table sets forth select consolidated cash flow and debt information for the three months ended March 31, 2007 and 2006 (in thousands):

	Three Months Ended
	March 31,
	2007	2006
Net cash provided by continuing operating activities	$40,624	$114,511
Net cash provided by (used in) investing activities	19,609	(9,655)
Net cash used in financing activities	(82,338)	(57,714)
Net cash used in discontinued operations	—	(1,392)
Foreign currency exchange effect on cash flow	(432)	1,942

Increase (decrease) in cash and cash equivalents	(22,537)	47,692
Cash and cash equivalents at beginning of period	54,697	35,145

Cash and cash equivalents at end of period	$32,160	$82,837

Non-cash expenses:
Depreciation	$5,901	$5,480
Amortization of intangible assets	3,012	—
Stock-based compensation	2,265	3,386

	$11,178	$8,866

Total debt outstanding at end of period	$201,500	$—

Cash flows from operations for the three months ended March 31, 2007 resulted primarily from net earnings from continuing operations before depreciation, amortization and stock-based compensation expense as well as decreases in accounts receivable. These increases in operating cash flows were partially offset by decreases in accounts payable. The decreased accounts receivable and decreased accounts payable can be primarily attributed to the seasonal decrease in net sales. Cash flows from operations for the three months ended March 31, 2006 resulted primarily from net earnings before depreciation and stock-based compensation, decreases in accounts receivable and inventory. Accounts receivable decreased due to the seasonal decrease in net sales. Inventory decreased due primarily to improvements in our supply chain activities and fewer opportunistic purchases during the quarter ended March 31, 2006. For the three months ended March 31, 2007, cash provided by investing activities included $28.7 million of net proceeds from the sale of PC Wholesale offset partially by $9.1 million of capital expenditures primarily related to investments to upgrade our IT systems to the mySAP Business Suite. Cash used in financing activities related primarily to repayments on outstanding debt of $52.8 million. At March 31, 2007, we had $67.0 million available under our line of credit and $53.7 million available under our amended accounts receivable securitization financing facility.
Special Announcement
Insight also announced today that Stanley Laybourne, its chief financial officer, treasurer and secretary and a director of the Company, is retiring from the Company and that the Company is conducting a search to fill the chief financial officer position. Mr. Laybourne will assist with the search and the transition and will be with Insight in his current role through the transition period. The effective date of his retirement is expected to be within the next 120 days.
“Stan has made significant contributions to Insight. Under his financial leadership, Insight has grown from approximately $100 million in net sales to over $3.8 billion in net sales in 2006 and is recognized as a leading IT solutions provider throughout the world. So, while Stan will be clearly be working through the transition, I want to thank him now for all that he has done as an Insight Teammate during his 17 years of service,” said Fennessy.
OPERATING SEGMENTS
We operate in three reportable geographic operating segments: North America; EMEA (Europe, the Middle East and Africa); and APAC (Asia-Pacific). Currently, our offerings in North America and the United Kingdom include brand-name IT hardware, software and services. Our offerings in the remainder of our EMEA segment and in APAC currently only include software and select services.
North America
North America’s net sales for the three months ended March 31, 2007 increased 27% to $777.2 million, compared to net sales of $612.9 million for the three months ended March 31, 2006, due primarily to the acquisition of Software Spectrum on September 7, 2006. “Our North America segment achieved record first quarter net sales, though the highlight of the quarter was the very strong gross profit performance with growth of
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 4	May 2, 2007
41% over prior year,” said Rich Fennessy, President and Chief Executive Officer. “We also grew our services business net sales by 72% in the quarter compared to the first quarter of 2006.”
For the three months ended March 31, 2007, our North American gross profit was $111.9 million compared to $79.5 million for the three months ended March 31, 2006. North America’s gross profit as a percentage of net sales was 14.4% for the three months ended March 31, 2007, compared to 13.0% for the three months ended March 31, 2006. “The increase in gross profit as a percentage of net sales from the first quarter of 2006 was due primarily to increases in agency fees for Microsoft enterprise software agreement renewals, increases in the sales of services and decreases in inventory write-downs due to improvements in the aging of inventories. These increases were offset partially by decreases in product margins, which includes vendor funding, and decreases in freight margins,” said Stanley Laybourne, Chief Financial Officer.
North America’s selling and administrative expenses were 12.2% of net sales for the three months ended March 31, 2007, compared to selling and administrative expenses as a percentage of sales of 10.3% for the three months ended March 31, 2006. “Compared to Q1 2006, we have seen increases in legal and other professional fees associated with the stock option review, increases in sales incentive plans, increased bonus expenses due to increased overall financial performance and increased amortization of intangible assets and integration-related expenses due to the acquisition of Software Spectrum,” Laybourne said.
North America’s earnings from operations for the three months ended March 31, 2007 increased 4% to $17.1 million from $16.5 million for the three months ended March 31, 2006.
North America’s selling and administrative expenses and earnings from operations for the three months ended March 31, 2007 include expenses of approximately $5.2 million for legal and other professional fees associated with the stock option review. Selling and administrative expenses and earnings from operations for the three months ended March 31, 2006 includes settlement expense of $1.0 million.
EMEA
EMEA’s net sales for the three months ended March 31, 2007 increased by 173% to $327.4 million, compared to net sales of $119.9 million for the three months ended March 31, 2006. “Our EMEA segment achieved very strong results and performed well across all regions,” said Fennessy. “Within the United Kingdom, our hardware and software categories performed exceptionally well and we believe grew faster than the market.”
In Q1 2007, our EMEA gross profit was $38.5 million, a 119% increase over the prior year. EMEA’s gross profit as a percentage of net sales was 11.8% for the three months ended March 31, 2007, compared to 14.7% for the three months ended March 31, 2006. “The decrease in gross margin from the first quarter of 2006 was due primarily to decreases in product margin, which includes vendor funding, and decreases in supplier discounts. These decreases in gross margin were offset partially by increases in agency fees for Microsoft enterprise software agreement renewals and decreases in inventory write-downs due to due to improvements in the aging of inventories,” said Laybourne.
For the three months ended March 31, 2007, EMEA’s selling and administrative expenses were 9.8% of net sales compared with 11.7% in the same quarter of 2006. “The decrease from Q1 2006 was due primarily to increases in net sales offset partially by increased bonus expenses due to increased overall financial performance, increased amortization expense related to intangible assets and other professional fees associated with the stock option review,” said Laybourne.
EMEA’s earnings from operations increased 82% in the three months ended March 31, 2007 to $6.5 million from $3.5 million in the three months ended March 31, 2006.
EMEA’s selling and administrative expenses and earnings from operations for the three months ended March 31, 2007 include expenses of approximately $455,000 for legal and professional fees associated with the stock option review.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 5	May 2, 2007
APAC
Our APAC segment, which was added as a result of the acquisition of Software Spectrum in September 2006, recognized net sales of $19.4 million and gross profit of $2.8 million for the three months ended March 31, 2007. “Our APAC segment continues to perform very well and we continue to be encouraged by the growth opportunities in this region,” said Fennessy.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks, including migration of Software Spectrum to our information technology and voice and data networks;

•	the integration and operation of Software Spectrum, including our ability to achieve the expected benefits of the acquisition;

•	actions of our competitors, including manufacturers of products we sell;

•	the risks associated with international operations;

•	our ability to renew or replace financing facilities;

•	increased debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	sales of software licenses are subject to seasonal changes in demand;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	risks associated with our very limited experience in outsourcing business functions to India;

•	rapid changes in product standards;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our SEC reports, including but not limited to the items discussed in “Factors That Could Affect Future Results” set forth in “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the SEC.
In addition, these forward-looking statements include statements regarding the review conducted by the Options Subcommittee, management’s analysis of the effect of the Subcommittee’s findings on the Company’s previously issued financial statements, the informal inquiry commenced by the SEC, and the Company’s intent to file its Forms 10-Q and 10-K as soon as practicable. There can be no assurances that forward-looking
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 6	May 2, 2007
statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: any adjustments to the consolidated financial statements that will likely be required in connection with the ongoing stock option review; any adjustments to the consolidated financial statements that may be required related to the SEC informal inquiry; the Company’s inability to timely file reports with SEC and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne Chief Financial Officer Tel. 480-350-1142 Email slaybour@insight.com	Karen McGinnis Chief Accounting Officer Tel. 480-333-3074 Email kmcginni@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 7	May 2, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net sales	$1,123,975	$732,824
Costs of goods sold	970,800	635,718

Gross profit	153,175	97,106
Operating expenses:
Selling and administrative expenses	129,758	77,105

Earnings from operations	23,417	20,001
Non-operating (income) expense:
Interest income	(2,112)	(922)
Interest expense	5,759	797
Net foreign currency exchange (gain) loss	(654)	31
Other expense, net	217	162

Earnings from continuing operations before income taxes	20,207	19,933
Income tax expense	7,911	7,101

Net earnings from continuing operations	12,296	12,832
Earnings from discontinued operations, net of taxes of $111 and $866, respectively	171	1,382
Gain on sale of discontinued operation, net of taxes of $3,135 and $0, respectively	4,801	—

Net earnings from discontinued operations	4,972	1,382

Net earnings	$17,268	$14,214

Net earnings per share — Basic:
Net earnings from continuing operations	$0.25	$0.27
Net earnings from discontinued operations	0.10	0.03

Net earnings per share	$0.35	$0.30

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.25	$0.26
Net earnings from discontinued operations	0.10	0.03

Net earnings per share	$0.35	$0.29

Shares used in per share calculations:
Basic	49,010	48,002

Diluted	49,548	48,685

These Consolidated Statements of Earnings do not include the effect of any adjustments that will be required as a result of the stock option review or any related inquiries or proceedings.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 8	May 2, 2007
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006	Change
North America
Number of shipping days	64	64	—
Number of account executives	1,274	1,053	21%
Net sales per account executive	$613,661	$576,285	6%
Gross profit per account executive	$88,366	$74,761	18%
Sales mix (as a % of net sales):
Notebooks and PDA’s	11%	13%	9	% (a)
Desktops and servers	13%	16%	6	% (a)
Networking and connectivity	11%	14%	(2	%)(a)
Storage devices	6%	8%	(3	%)(a)
Printers	5%	8%	(13	%)(a)
Memory and processors	4%	5%	5	% (a)
Supplies and accessories	6%	7%	(3	%)(a)
Monitors and video	5%	7%	(11	%)(a)
Miscellaneous	6%	8%	4	% (a)

Hardware	67%	86%	1	% (a)
Software	30%	12%	211	% (a)
Services	3%	2%	72	% (a)

	100%	100%

EMEA
Number of shipping days(b)	64	64	—
Number of account executives	478	251	90%
Net sales per account executive	$686,322	$464,003	48%
Gross profit per account executive	$80,653	$68,078	18%
Sales mix (as a % of net sales):
Notebooks and PDA’s	8%	17%	32	% (a)
Desktops and servers	8%	15%	46	% (a)
Networking and connectivity	4%	9%	24	% (a)
Storage devices	5%	8%	60	% (a)
Printers	3%	8%	25	% (a)
Memory and processors	2%	4%	45	% (a)
Supplies and accessories	4%	8%	24	% (a)
Monitors and video	4%	9%	11	% (a)
Miscellaneous	2%	6%	26	% (a)

Hardware	40%	84%	33	% (a)
Software	59%	15%	997	% (a)
Services	<1%	<1%	223	% (a)

	100%	100%

(a)	Represents growth/decline in category net sales.

(b)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2007 Results, Page 9	May 2, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended March 31, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$777,201	$327,376	$19,398	$1,123,975
Costs of goods sold	665,285	288,905	16,610	970,800

Gross profit	111,916	38,471	2,788	153,175
Operating expenses:
Selling and administrative expenses	94,770	32,011	2,977	129,758

Earnings (loss) from operations	$17,146	$6,460	$(189)	23,417

Non-operating expense, net				3,210

Earnings from continuing operations before income taxes				20,207
Income tax expense				7,911

Net earnings from continuing operations				12,296
Net earnings from discontinued operations				4,972

Net earnings				$17,268

	Three Months Ended March 31, 2006
	North America	EMEA	APAC*	Consolidated
Net sales	$612,879	$119,945	$—	$732,824
Costs of goods sold	533,371	102,347	—	635,718

Gross profit	79,508	17,598		97,106
Operating expenses:
Selling and administrative expenses	63,055	14,050	—	77,105

Earnings from operations	$16,453	$3,548	$—	20,001

Non-operating expense, net				68

Earnings from continuing operations before income taxes				19,933
Income tax expense				7,101

Net earnings from continuing operations				12,832
Net earnings from discontinued operations				1,382

Net earnings				$14,214

*	Our APAC operating segment was added as a result of the acquisition of Software Spectrum in September 2006.
This Operating Segment Statement of Earnings Information does not include the effect of any adjustments that will be required as a result of the stock option review or any related inquiries or proceedings.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958